CROMPTON

                                                                             NEWS

CONTACTS:
Crompton Corporation:
Investors:        William Kuser         (203) 573-2213
Media:            Debra Durbin          (203) 573-3005

CROMPTON TO SELL REFINED PRODUCTS BUSINESS
TO SUN CAPITAL PARTNERS GROUP

Middlebury, CT, March 18, 2005 - Crompton Corporation (NYSE: CK) today announced that it has signed a definitive agreement to sell its Refined Products business to Sun
Capital Partners Group Inc. for $80 million, subject to adjustment. The transaction is subject to regulatory and other approvals and the negotiation of certain ongoing supply arrangements. It is expected to close within 60 days.

"This sale is part of our plan to divest non-core assets and businesses and focus our resources on the businesses that will produce the greatest results for us and provide the best fit with our business strategy," said Crompton Chairman and CEO Robert L. Wood.

Refined Products had 2004 revenues of approximately $265 million. Included in the sale are facilities in Petrolia, Pennsylvania; and Amsterdam, Koog aan de Zaan and Haarlem,
the Netherlands. The business employs approximately 470 people, who will remain with the Refined Products business. Refined Products will operate as a stand-alone business owned by Sun Capital Partners Group Inc., with a minority investment by Dale
LeFebvre and GRP Capital LLC. GRP Capital advised Sun Capital on the transaction and also invested in Refined Products with Sun Capital.

Michael Fieldstone, vice president of Sun Capital Partners Inc., said, "Refined Products is a global leader in its market niche, with a reputation for manufacturing high-quality products to its broad and diversified customer base. We look forward to working with the experienced management team and dedicated employees to fully leverage these strong attributes and to position the company for long-term success."

Refined Products is the world's largest dedicated supplier of white oils, petrolatums, microcrystalline waxes and other refined hydrocarbons. The products are used for personal care items, such as creams and lotions, cosmetics and pharmaceutical ointments, as well as for food processing, agricultural dust suppression, polymer processing, telecommunications wire and cable, and air-conditioning and refrigeration lubricants.

Crompton Corporation, with annual sales of $2.5 billion, is a producer and marketer of specialty chemicals and polymer products and equipment. Additional information concerning Crompton Corporation is available at www.cromptoncorp.com

.

Sun Capital Partners Inc., a leading private investment firm, focuses on leveraged buyouts and investments in middle market companies that can benefit from its in-house operating and management experience. Sun Capital affiliates have invested in more than 80 companies since Sun Capital's inception in 1995, with combined sales in excess of $18 billion. Sun Capital has offices in Boca Raton, Florida; Los Angeles; New York and London. More information about Sun Capital Partners is available on their Web Site at www.SunCapPart.com

Forward-Looking Statement

Certain statements made in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, general economic conditions, the outcome and timing of antitrust investigations and related civil lawsuits to which the
Company is subject, the ability to obtain selling price increases, pension and other post-
retirement benefit plan assumptions, energy and raw material prices and availability, production capacity, changes in interest rates and foreign currency exchange rates, changes in technology, market demand and customer requirements, the enactment of more stringent environmental laws and regulations, the ability to realize expected cost savings under the Company's cost reduction initiatives, the amount of any additional earn-out payments from GE, the ability to reduce the Company's debt levels, and other risks and uncertainties detailed in the Company's filings with the Securities and
Exchange Commission. These statements are based on the Company's estimates and assumptions and on currently available information. The forward-looking statements include information concerning our possible or assumed future results of operations, and the Company's actual results may differ significantly from the results discussed.
Forward-looking information is intended to reflect opinions as of the date this release was issued and such information will not necessarily be updated by the Company.